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                                                                    EXHIBIT 10.2

                               THE CANTON COMPANY
                             4000 Warner Boulevard
                             Building 81, Room 200
                               Burbank, CA 91522

                                  June 2, 2000

Peter F. Paul                                                              DRAFT
Stan Lee Media
15821 Ventura Boulevard
Encino, CA 91436

          Re:  MARK CANTON / "THE SEVENTH PORTAL" ("PICTURE")
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Dear Peter:

          This letter will confirm our understanding that in consideration for both my and The Canton Company's (collectively, "Canton") continuing efforts to secure financing and set up the Picture for development, financing and/or production with a third party financier ("Third Party"), Canton shall have the exclusive right commencing on the date hereof and continuing for a period of 6 months hereafter, to exclusively pitch and submit the Picture to Third Parties for development, financing and/or production. It is understood that if the Picture is set up with a Third Party, Canton will be the producer thereof and shall be entitled to Canton's then current standard producing deal (e.g., currently the Warner Bros. deal). Please note we are in the process of making an arrangement with Peter Dunne as it relates to this relationship.

          In addition, we would like to discuss a more comprehensive arrangement between Stan Lee Media and Canton in connection with other Stan Lee properties including, for example, the Back Street Boys movie.

          Please sign on the space indicated below to confirm your agreement to the foregoing and return a copy of same to me for my files.

                                        Very truly yours,

                                        DRAFT

                                        /s/ MARK CANTON
                                        ----------------------------------------
                                        Mark Canton

MC:

cc:  Jacob A. Bloom, Esq.
     Steven L. Brookman, Esq.

/s/ STAN LEE
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Stan Lee
Stan Lee Media